Exhibit 99.1

Pulse Biosciences, Inc. Announces Successful Treatment of Patients in First-in-Human Study with its Nano-PFA Cardiac Surgery System

Company’s proprietary system used in study for patients with atrial fibrillation

Cardiac Surgery System enrolled in the FDA’s Total Product Life Cycle (TPLC) Advisory Program (TAP)*

MIAMI, Florida, August 8, 2024 -- Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a company leveraging its novel and proprietary Nanosecond Pulsed Field Ablation™ (nsPFA™) technology, today announced treatment of the first two patients in the first-in-human feasibility study using its novel Cardiac Surgery System for the ablation of cardiac tissue for the treatment of atrial fibrillation.

Dr. Bart Van Putte, Cardiothoracic Surgeon at St. Antonius Hospital, used the Company’s Cardiac Surgery System to successfully treat two patients with atrial fibrillation at St. Antonius Hospital, Nieuwegein, The Netherlands. Dr. Van Putte was joined by colleagues and Pulse Biosciences’ Chief Medical Officer, Cardiac Surgery, Dr. Gan Dunnington and Chief Science Officer, Cardiac Surgery, Dr. Niv Ad during the concomitant procedure. The first-in-human feasibility study is a multicenter study of up to 30 patients that will include an endocardial catheter-based remapping to confirm chronic isolation at approximately three months post treatment.

“We are honored to partner with Pulse Biosciences and to be the first team to use this next-generation nano-PFA technology for the treatment of atrial fibrillation in cardiac surgery. The initial procedure results showed effective pulmonary vein and ‘box’ isolation with Pulse’s Cardiac Surgery System,” said Dr. Bart Van Putte, Cardiothoracic Surgeon at St. Antonius Hospital. “We were impressed by how rapidly and effectively we were able to produce linear ablations in a fraction of the time it takes with the current thermal modalities we use, such as radiofrequency or cryoablation.”

“These initial treatment results confirm our preclinical work with the cardiac surgical system. The patients tolerated our procedure well. We are pleased to see how the intuitive design of the device facilitates an efficient procedure where surgeons can create controlled lesions with adequate depth very rapidly,” added Dr. Gan Dunnington, Chief Medical Officer, Cardiac Surgery of Pulse Biosciences. “We are excited to continue enrollment in this feasibility clinical study, which is intended to demonstrate the device’s safety, effectiveness and durability profile.”

Pulse’s Cardiac Surgery System with Surgical Clamp is designed to produce durable, continuous, transmural, ablation lesions during cardiac surgery procedures for the treatment of atrial fibrillation. The bipolar clamp utilizes the Company’s proprietary nanosecond PFA technology.  Based on pre-clinical studies, a single application of less than two seconds with the Surgical Clamp creates a consistent, transmural, durable ablation, which is significantly faster, requiring approximately one-twentieth the time of currently available thermal ablation technologies.  Also, due to the non-thermal mechanism of action of nano-PFA, there is no risk of thermal spread that may cause undesired injury to collateral tissues, which compares favorably to thermal radiofrequency ablation.

The nano-PFA Cardiac Surgical System received FDA Breakthrough Device Designation in early July 2024. Recently the device was enrolled in the FDA’s TAP program. The FDA’s Center for Devices and Radiological Health (CDRH) launched the TAP program to help generate more rapid development of high-quality, safe, effective, and innovative medical devices that are critical to public health. TAP’s primary goal is to expedite patient access to innovative medical devices by providing early, frequent and strategic communications with the FDA and facilitating engagement with other key parties for developers of devices of public health importance. According to its website, the FDA has enrolled 46 devices in the TAP program to date, while there have been over 900 Breakthrough Device Designations granted.

“We continue to make great strides on the development of our current nano-PFA devices, three of which have now been used in patients with initial promising results. We are grateful for all the key opinion leader clinicians who have partnered with us to advance nano-PFA technology for the benefit of patients and clinicians worldwide,” stated President and Chief Executive Officer Burke T. Barrett. “These initial clinical results with the Cardiac Surgical System will inform the next steps of our clinical and regulatory strategy. We are excited to continue the momentum with the System following its Breakthrough Device Designation and recent enrollment into the prestigious TAP program. Moving forward, we intend to submit for IDE approval from the FDA to begin U.S. clinical work.”

The Company plans to pursue FDA premarket approval (PMA) to commercialize its nano-PFA Cardiac Surgical System in the United States as a treatment for atrial fibrillation. If granted by the FDA, a specific treatment indication would permit direct marketing of the device’s treatment benefits. The Company intends to begin its pivotal clinical study of its nano-PFA Cardiac Surgical System as a treatment for atrial fibrillation in early 2025 and will provide additional details on the study and its regulatory and commercial implications later this year.

*https://www.fda.gov/medical-devices/how-study-and-market-your-device/total-product-life-cycle-advisory-program-tap

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers. Pulse Biosciences is now headquartered in Miami, Florida and maintains its office in Hayward, California.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to create consistent, transmural, durable ablations in cardiac tissue in approximately one-twentieth the time of currently available thermal ablation technologies, statements concerning the Company’s expected product development efforts and future clinical studies and regulatory submissions and whether breakthrough designation or enrollment in the FDA’s TAP program can accelerate regulatory approval to market the Company’s Cardiac Surgery System in the United States, statements concerning whether any clinical study will show that the Company’s novel nsPFA mechanism of action will deliver fast and precise ablations in cardiac tissue, statements concerning early clinical successes and whether they are predictive of the safety and efficacy of any medical device such as the CellFX nsPFA Cardiac Surgery System, and Pulse Biosciences’ expectations, whether stated or implied, regarding whether the Company’s CellFX nsPFA technology will become a disruptive, superior and durable treatment option for treating atrial fibrillation or any other medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Burke T. Barrett, President and CEO

IR@pulsebiosciences.com

Or

Gilmartin Group

Philip Trip Taylor

415.937.5406

philip@gilmartinir.com